Exhibit 4.5

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of June 1, 2012, among WINGFOOT MOLD LEASING COMPANY (the “New Guarantor”), a subsidiary of THE GOODYEAR TIRE & RUBBER COMPANY (or its successor), an Ohio corporation (the “Company”), the Company, the subsidiary guarantors listed on the signature pages hereto (the “Subsidiary Guarantors”) and WELLS FARGO BANK, N.A., a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company and the Subsidiary Guarantors (the “Existing Guarantors”) have heretofore executed and delivered to the Trustee the second supplemental indenture dated as of February 28, 2012 (the “Second Supplemental Indenture”) to the Indenture dated as of August 13, 2010 (the “Base Indenture”, and together with the Second Supplemental Indenture, the “Indenture”), providing for the issuance of the Company’s 7.000% Senior Notes due 2022 (the “Notes”), initially in the aggregate principal amount of $700,000,000.

WHEREAS Section 4.11 of the Second Supplemental Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Second Supplemental Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Second Supplemental Indenture and to be bound by all other applicable provisions of the Indenture with respect to the Notes and of the Notes themselves.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture with respect to the Notes only is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture with respect to the Notes only for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

WINGFOOT MOLD LEASING COMPANY,

by	/s/ D.S. Hamilton
Name: D.S. Hamilton
Title: Vice President

by	/s/ R.M. Hunter
Name: R.M. Hunter
Title: Secretary

THE GOODYEAR TIRE & RUBBER COMPANY,

by	/s/ Scott A. Honnold
Name: Scott A. Honnold
Title: Vice President and Treasurer

[Signature Page to Addition of Wingfoot Mold Leasing Company to 2012 2nd Supp. Ind.]

EXISTING GUARANTORS:

CELERON CORPORATION

by	/s/ Scott A. Honnold
Name: Scott A. Honnold
Title: Vice President and Treasurer

DAPPER TIRE CO., INC.

by	/s/ Scott A. Honnold
Name: Scott A. Honnold
Title: Vice President and Treasurer

DIVESTED COMPANIES HOLDING COMPANY

by	/s/ Todd M. Tyler
Name: Todd M. Tyler
Title: Vice President, Treasurer and Secretary

by	/s/ Randall M. Loyd
Name: Randall M. Loyd
Title: Vice President and Assistant Secretary

DIVESTED LITCHFIELD PARK PROPERTIES, INC.

by	/s/ Todd M. Tyler
Name: Todd M. Tyler
Title: Vice President, Treasurer and Secretary

by	/s/ Randall M. Loyd
Name: Randall M. Loyd
Title: Vice President and Assistant Secretary

[Signature Page to Addition of Wingfoot Mold Leasing Company to 2012 2nd Supp. Ind.]

GOODYEAR CANADA INC.

by	/s/ D.S. Hamilton
Name: D.S. Hamilton
Title: Vice President

by	/s/ R.M. Hunter
Name: R.M. Hunter
Title: Secretary

GOODYEAR EXPORT INC.

by	/s/ Scott A. Honnold
Name: Scott A. Honnold
Title: Vice President and Treasurer

GOODYEAR FARMS, INC.

by	/s/ Scott A. Honnold
Name: Scott A. Honnold
Title: Vice President and Treasurer

GOODYEAR INTERNATIONAL CORPORATION

by	/s/ Scott A. Honnold
Name: Scott A. Honnold
Title: Vice President and Treasurer

[Signature Page to Addition of Wingfoot Mold Leasing Company to 2012 2nd Supp. Ind.]

GOODYEAR WESTERN HEMISPHERE CORPORATION

by	/s/ Scott A. Honnold
Name: Scott A. Honnold
Title: Vice President and Treasurer

WHEEL ASSEMBLIES INC.

by	/s/ Scott A. Honnold
Name: Scott A. Honnold
Title: Vice President and Treasurer

WINGFOOT COMMERCIAL TIRE SYSTEMS, LLC

by	/s/ Scott A. Honnold
Name: Scott A. Honnold
Title: Vice President and Treasurer

[Signature Page to Addition of Wingfoot Mold Leasing Company to 2012 2nd Supp. Ind.]

WELLS FARGO BANK, N.A., as Trustee,

by	/s/ Gregory S. Clarke
Name: Gregory S. Clarke
Title: Vice President

[Signature Page to Addition of Wingfoot Mold Leasing Company to 2012 2nd Supp. Ind.]